Exhibit 10.1
[FORM]
HOLLY CORPORATION
PERFORMANCE UNIT AGREEMENT
     This Performance Unit Agreement (the “Agreement”) is made and entered into by and between HOLLY CORPORATION, a Delaware corporation (the “Company”), and                                          (the “Employee”). If the Employee presently is or subsequently becomes employed by a subsidiary of the Company, the term “Company” shall be deemed to refer collectively to the Company and the subsidiary or subsidiaries which employ the Employee. This Agreement is entered into as of the                      day of                     ,                      (the “Date of Grant”).
W I T N E S S E T H:
     WHEREAS, the Company has adopted the HOLLY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN (the “Plan”) to attract, retain and motivate Employees, directors and consultants; and
     WHEREAS, the Long-Term Compensation Committee (the “Committee”) believes that entering into this Agreement with the Employee is consistent with the stated purposes for which the Plan was adopted.
     NOW, THEREFORE, in consideration of the services rendered by the Employee, it is agreed by and between the Company and the Employee, as follows:
     1. Grant. The Company hereby grants to the Employee as of the Date of Grant a Performance Award (as defined in the Plan) of                      performance units (the “Performance Units”), subject to the terms and conditions set forth in this Agreement. Depending on the Company’s performance, the Employee may earn from                      percent (___%) to                      (___%) of the Performance Units, based on the Company’s performance on the [ # ] measures set forth in Section 2 over a designated performance period compared to the performance of a group of peer companies selected by the Committee.
     2. Performance Period and Measures. This Section sets forth the details of the Performance Award for the “Performance Period” which begins on                     ,                      and ends on                     ,                     . If employed by the Company on                     ,                     , the Employee shall be entitled to a payment in shares of the Company’s Common Stock par value $0.1 per share (the “Common Stock”) as determined under this Section 2 and payable at the time indicated in Section 4 or Section 3(b), as applicable.
     (a) Performance Measures. The number of Performance Units earned for the Performance Period is determined by comparing the Company’s performance on the [ # ] measures listed below over the Performance Period to the performance of the “Peer Group” as defined in Section 2(b) over the Performance Period on the same [ # ] measures. The [ # ] performance measures are [    ], all as defined in Section 2(d).
     (b) Peer Group. The Peer Group consists of                                         . If a member of the Peer Group ceases to be a public

company during the Performance Period (whether by merger, consolidation, liquidation or otherwise) or it fails to file financial statements with the Securities and Exchange Commission in a timely manner, it shall be treated as if it had not been a Peer Group member for the entire Performance Period.
     (c) Shares Payable. The number of shares of Common Stock payable is equal to the result of multiplying Performance Units by the “Peer Group Performance Percentage,” which is the average of the percentile ranking of the Company’s performance on the [ # ] performance measures over the Performance Period as compared to the Peer Group’s performance on such performance measures over the Performance Period multiplied by [ # ] . The average shall be determined by adding the Company’s percentile ranking on each performance measure and dividing the sum thereof by [ # ].
     (d) Definitions. For purposes of this Section 2, [performance measures to be defined]
Each of the performance measures set forth above shall exclude unusual or non-recurring items and the cumulative effect of tax and accounting changes. In addition, the elements of each performance measure shall be as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filing with the Securities and Exchange Commission.
     3. Early Termination. In the event of separation from employment of the Employee prior to                     ,                     on account of an event described in this Section 3, the number of Performance Units with respect to which payment after                     ,                      is based shall be determined as follows:
     (a) (i) In the event that the Employee separates from employment for any reason other than voluntary separation or Cause, as defined in Section 3(c)(vii), or (ii) in the event of the Employee’s death, or (iii) in the event of the Employee’s total and permanent disability as determined by the Committee in its sole discretion, or (iv) in the event that the Employee shall retire after attaining normal retirement age of 62 or after attaining an earlier retirement age approved by the Committee in its sole discretion, the number of Performance Units that shall be earned by and paid to the Employee or his beneficiary, in accordance with and at the time specified in Section 4, shall be determined as follows: the Employee shall forfeit a percentage of the Performance Units earned equal to the percentage that the number of full months following the date of separation, death, disability or retirement to                     ,                     bears to                     . The Committee shall determine the number of Performance Units earned and to be paid to the Employee or his beneficiary in accordance with Section 2 as soon as administratively practicable after ___, ___. In its sole discretion, the Committee may make a payment to the Employee assuming a Peer Group Performance Percentage of up to ___ (___%) of the Performance Units instead of the pro-rata number of Performance Units as determined pursuant to this Section 3(a). Unless the Committee determines otherwise, the Employee will have no right to any other Performance Units and those other Performance Units granted under this Agreement will be forfeited. If the Employee separates from employment prior to ___, ___due to voluntary separation or on account of Cause, all Performance Units hereunder will be forfeited.
     (b) In the event of a Special Involuntary Termination, as defined in Section 3(c)(vi), before ___, ___, no Performance Units shall be forfeited, and payment with respect to ___ (___%) of the Performance Units shall be made as soon as administratively practicable following the Special Involuntary Termination, but in no event later than two and one-half months after the end of the calendar year in which the Special Involuntary Termination occurs. Payment pursuant to this Section 3(b) is in lieu of payment pursuant to Section 3(a) and if the Employee receives payment pursuant to this Section 3(b) the Employee will not be entitled to any payment pursuant to Section 3(a).
     (c) Definitions. For purposes of this Section 3,
     (i) “Change in Control” shall mean:
     A. Any “Person” (as defined in Section 3(c)(ii) below), other than (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an Employee benefit plan of the Company or any of its “Affiliates” (as defined in Section 3(c)(v) below), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as defined in Section 3(c)(iii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities, or more than forty percent (40%) of the then outstanding common stock of the Company, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 3(c)(i)(C)(I) below.
     B. The individuals who as of the Date of Grant constitute the Board of Directors of the Company and any “New Director” (as defined in Section 3(c)(iv) below) cease for any reason to constitute a majority of the Board of Directors.
     C. There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

     (I) the merger or consolidation results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
     (II) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities.
     D. The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least sixty percent (60%) of the combined voting power of the voting securities of which is owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
     (ii) “Person” shall have the meaning given in section 3(a)(9) of the Securities Exchange Act of 1934 (the “1934 Act”) as modified and used in sections 13(d) and 14(d) of the 1934 Act.
     (iii) “Beneficial Owner” shall have the meaning provided in Rule 13d-3 under the 1934 Act.
     (iv) “New Director” shall mean an individual whose election by the Company’s Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.
     (v) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under section 12 of the 1934 Act.
     (vi) “Special Involuntary Termination” shall mean the occurrence of (1) or (2) within sixty (60) days prior to, or at any time after, a “Change in Control” (as defined in Section 3(c)(i)), where (1) is termination of the Employee’s employment with the Company by the Company for any reason other than “Cause” (as defined in Section 3(c)(vii)) and (2) is a resignation by the Employee from employment with the Company within ninety (90) days after an “Adverse Change” (as defined in Section 3(c)(viii)) by the Company in the terms of the Employee’s employment.
     (vii) “Cause” shall mean:
     A. An act or acts of dishonesty on the part of the Employee constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company;
     B. Gross or willful and wanton negligence in the performance of the Employee’s material and substantial duties of employment with the Company; or
     C. Conviction of a felony involving moral turpitude.
The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.
     (viii) “Adverse Change” shall mean (A) a change in the city in which the Employee is required to work regularly, (B) a substantial increase in travel requirements of employment, (C) a substantial reduction in duties of the type previously performed by the Employee, or (D) a significant reduction in compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to Employees of the Company or its successor.
     4. Payment of Performance Units. The number of shares of Common Stock payable after ___, ___(or such earlier time as specified under Section 3(b)) shall be paid as soon as reasonably practicable after ___, ___, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period closes (or such earlier time as specified under Section 3(b)), in the amount determined in accordance with Section 2, as adjusted by Section 3, if applicable. Such payment will be subject to withholding for taxes and other applicable payroll adjustments. The

Committee’s determination of the amount payable shall be binding upon the Employee and his beneficiary or estate.
     5. Adjustment in Number of Performance Units. The number of Performance Units subject to this Agreement shall be adjusted to reflect stock dividends, stock splits or other changes in the capital structure of the Company, all in accordance with the Plan. In the event that the outstanding Shares (as defined in the Plan) of the Company are exchanged for a different number or kind of shares or other securities, or if additional, new or different shares are distributed with respect to the Shares (as defined in the Plan) through merger, consolidation, or sale of all or substantially all of the assets of the Company, there shall be substituted for the shares of Common Stock under the Performance Units subject to this Agreement the appropriate number and kind of shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
     6. .Delivery of Shares. No shares of Common Stock shall be delivered pursuant to this Agreement until the approval of any governmental authority required in connection with this Agreement, or the issuance of shares of Common Stock hereunder, has been received by the Company.
     7. Securities Act. The Company shall have the right, but not the obligation, to cause the shares of Common Stock payable under this Agreement to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any shares of Common Stock hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.
     8. Federal and State Taxes. The Employee may incur certain liabilities for Federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon the determination by the Company of the amount of taxes required to be withheld, if any, the Employee shall either pay to the Company, in cash or by certified or cashier’s check, an amount equal to the taxes required to be withheld, or the Employee shall authorize the Company to withhold from monies owing by the Company to the Employee an amount equal to the federal, state or local taxes required to be withheld. Authorization of the Employee to the Company to withhold taxes pursuant to this Section shall be in form and content acceptable to the Committee. An authorization to withhold taxes pursuant to this provision shall be irrevocable unless and until the tax liability of the Employee has been fully paid. In the discretion of the Committee, the required taxes may be withheld in kind from the shares of Common Stock payable under this Agreement. In the event that the Employee fails to make arrangements that are acceptable to the Committee for providing to the Company, at the time or times required, the amounts of federal, state and local taxes required to be withheld with respect to the shares of Common Stock payable to the Employee under this Agreement, the Company shall have the right to purchase at current market price as determined by the Committee and/or to sell to one or more third parties in either market or private transactions sufficient shares of Common Stock payable under this Agreement to provide the funds needed for the Company to make the required tax payment or payments.
     9. Definitions; Copy of Plan. To the extent not specifically provided herein, all terms used in this Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Employee acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
     10. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Employee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
     11. No Right to Continued Employment. This Agreement shall not be construed to confer upon the Employee any right to continue as an Employee of the Company and shall not limit the right of the Company, in its sole discretion, to terminate the service of the Employee at any time.
     12. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.
     13. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Employee. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.
     14. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Units granted hereunder.
     15. No Guarantee of Interests. The Board and the Company do not guarantee the Shares (as defined in the Plan) from loss or depreciation.
     16. Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by the Employee during his life other than by will or pursuant to applicable laws of descent and distribution. Any rights and privileges of the Employee in connection herewith shall not be transferred, assigned, pledged or hypothecated by the Employee or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the Performance Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has set his hand effective as of the date and year first above written.

HOLLY CORPORATION

By:

Employee